                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933



                         C.H. ROBINSON WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                      41-1883630
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)

                               8100 Mitchell Road
                       Eden Prairie, Minnesota 55344-2248
         (Address, including zip code, of principal executive offices)

                         C.H. ROBINSON WORLDWIDE, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 D.R. Verdoorn
                         C.H. Robinson Worldwide, Inc.
                               8100 Mitchell Road
                       Eden Prairie, Minnesota 55344-2248
                    (Name and address of agent for service)

                                 (612) 937-8500
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                        Proposed
                                        Proposed        Maximum
     Title of                           Maximum         Aggregate
    Securities        Amount to be    Offering Price    Offering       Amount of
 to be Registered      Registered      Per Share (1)    Price (1)    Registration Fee
-------------------------------------------------------------------------------------
Common Stock,  )
$.10 par value )    2,000,000 shares      $22.25       $44,500,000      $13,484.85
Preferred Share)
Purchase Rights)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on November 21, 1997.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents, which have been filed by C.H. Robinson Worldwide, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") on October 15, 1997.

     (b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997.

     (c)  The Company's Current Report on Form 8-K, filed on October 29, 1997.

     (d) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company on October 9, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from
the respective dates of filing of such documents.   Any statement contained
herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL") or (iv) for any transaction from which the director derived any improper personal benefit.

     The Certificate of Incorporation of the Company provides that to the full extent permitted by law the Company shall indemnify and advance expenses to any person who is or was a director or officer of the Company, and may, but shall not be obligated to, indemnify and advance expenses to any employee or agent of the Company, and shall or may, as applicable, indemnify any person serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against liabilities which may be incurred by such person by reason of (or arising in part from) such capacity.

     Section 145 of the DGCL authorizes the indemnification of directors and officer against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless, despite the adjudication of liability, a court otherwise determines. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the above, the officer or director has no reasonable cause to believe his conduct was unlawful.

     The above discussion of the Company's Certificate of Incorporation, Bylaws and Section 145 of the DGCL is only a summary and is qualified in its entirety by the full text of each of the foregoing.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.
         --------

     4.1 Form of Certificate for Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-33731).

     4.2 Form of Rights Agreement between the Company and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit
          4.2 to the Company's Registration Statement on Form S-1, Registration No. 333-33731).

     5.1  Opinion and Consent of Dorsey & Whitney LLP.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included on signature page).

Item 9.  Undertakings.
         ------------

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 25th day of November, 1997.

                                    C.H. ROBINSON WORLDWIDE, INC.



                                By       /s/ D.R. Verdoorn
                                    ----------------------------------------
                                D.R. Verdoorn
                                President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D.R. Verdoorn, Dale S. Hanson and Owen P. Gleason, or either of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of November, 1997.

              Signature                         Title
              ---------                         -----


     /s/ D.R. Verdoorn                      President, Chief Executive
-------------------------------------
       D.R. Verdoorn                        and Director (Principal
                                            Executive Officer)

    /s/ Dale S. Hanson                      Vice President Finance, Chief
-------------------------------------
      Dale S. Hanson                        Financial Officer and Director,
                                            (Principal Financial Officer)


    /s/ John P. Wiehoff                     Corporate Controller and Treasurer
-------------------------------------
      John P. Wiehoff                       (Principal Accounting Officer)


    /s/ Looe Baker III                      Vice President and Director
-------------------------------------
      Looe Baker III


    /s/ Barry W. Butzow                     Vice President and Director
-------------------------------------
      Barry W. Butzow


    /s/ Owen P. Gleason                     Vice President, General Counsel,
-------------------------------------
      Owen P. Gleason                       Secretary and Director


    /s/ Robert Ezrilov                      Director
-------------------------------------
      Robert Ezrilov


    /s/ Gerald A. Schwalbach                Director
-------------------------------------
      Gerald A. Schwalbach

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                            Page
-------                                                            ----

5.1     Opinion and Consent of Dorsey & Whitney LLP

23.1    Consent of Arthur Andersen LLP